UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_____________________________________
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	May 18, 2026
INTEGER HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	1-16137	16-1531026
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5830 Granite Parkway,	Suite 1150	Plano,	Texas	75024
(Address of principal executive offices)				(Zip Code)
(214) 618-5243
Registrant’s telephone number, including area code
_____________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ITGR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                                            Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Approval of Certain Compensation Matters
In connection with a strategic review to maximize stockholder value that was previously announced by Integer Holdings Corporation (the “Company”), on May 18, 2026, the Compensation and Organization Committee (the “Compensation Committee”) of the Board of Directors of the Company (the “Board”) approved (or recommended to the Board for approval) the below actions. On May 20, 2026, the Board approved the below actions relating to the President and Chief Executive Officer, Payman Khales:
Amendments to Employment Agreement and Change of Control Agreements
The Board approved certain amendments to Mr. Khales’ previously disclosed employment agreement, to provide that, in the event of a termination of employment without cause or a resignation with good reason within 60 days prior to, or within 24 months following, a change in control of the Company (if any), Mr. Khales will vest in any outstanding performance-based equity awards at the greater of target and actual performance. The Compensation Committee approved certain amendments to the Change of Control Agreements with Diron Smith, Lindsay K. Blackwood, Andrew Senn and Jim Stephens, including a similar provision with respect to performance-based equity awards, except that it will apply to such a termination or resignation that occurs within 24 months following a change in control of the Company (if any).
Cash Retention Bonuses
The Compensation Committee (or, in the case of Mr. Khales, the Board) approved retention bonuses for each of Mr. Khales, Mr. Smith, Ms. Blackwood, Mr. Senn and Mr. Stephens in the amounts set forth below, (a) 50% of which will vest and be payable on December 31, 2026 and (b) 50% of which will vest upon a change in control of the Company (if any), in each case, subject to continued employment through the applicable vesting date.

Executive	Retention Bonus Amount
Payman Khales	$1,750,000
Diron Smith	980,000
Lindsay K. Blackwood	816,750
Andrew Senn	408,000
Jim Stephens	451,350
Approval of the Integer Holdings Corporation 2026 Omnibus Incentive Plan
At the Company’s Annual Meeting of Stockholders (the “Annual Meeting”) held on Wednesday, May 20, 2026, the Company’s stockholders approved the Integer Holdings Corporation 2026 Omnibus Incentive Plan (the “2026 Plan”). The 2026 Plan had previously been approved by the Company’s Board of Directors (the “Board”), based on the recommendation of the CompensationCommittee, subject to stockholder approval. The 2026 Plan replaces the Company’s 2021 Omnibus Incentive Plan (the “2021 Plan”) effective May 20, 2026. No new awards will be granted under the 2021 Plan, but any awards outstanding under the 2021 Plan as of May 20, 2026 will remain outstanding in accordance with their terms.
Subject to adjustment upon certain changes in the Company’s capital structure, the 2026 Plan reserves for issuance a maximum number of shares of the Company’s common stock equal to (i) 1,000,000 shares, plus (ii) the number of shares that remained available for grant under the 2021 Plan as of May 20, 2026, plus (iii) the number of shares subject to awards under the 2021 Plan that were outstanding as of May 20, 2026 and are later forfeited, cancelled, expire, are terminated or otherwise lapse, or are settled in cash without the delivery of shares, all as further described in the 2026 Plan.
The purpose of the 2026 Plan is to motivate and reward individuals who contribute significantly to the Company’s success to perform at the highest level and to further the best interests of the Company and its stockholders.
The 2026 Plan provides for awards of stock options (both nonqualified and incentive stock options), stock appreciation rights, restricted stock, restricted stock units, performance awards, and other cash- and stock-based awards to the Company’s employees, non-employee directors and consultants.
The 2026 Plan is generally administered by the Compensation Committee with respect to awards for employees and, if selected, certain consultants providing services to the Company. The Compensation Committee has the authority to select participants, to approve awards with terms established by the Compensation Committee, to amend the terms of awards, including to accelerate vesting of awards, and to take other actions to administer the 2026 Plan in accordance with its terms. The Compensation Committee may also delegate certain authority under the 2026 Plan to one or more employees of the Company, to the extent permitted by applicable law; however, such delegation will not extend to awards granted to executive officers or directors of the Company. In addition, the Board oversees director compensation and administers the 2026 Plan with respect to awards for non-

employee directors. As part of the Company’s director compensation program, the 2026 Plan includes an annual $750,000 limit on combined cash and equity compensation for the Company’s non-employee directors, subject to limited exceptions.
The 2026 Plan expires on May 20, 2036 unless, prior to that date, the maximum number of shares available for issuance under the Plan has been issued or the Board terminates the Plan. No awards will be granted under the 2026 Plan after May 20, 2036, but any awards granted under the plan prior to that date will remain outstanding in accordance with their terms.
All incentive compensation, including awards granted under the 2026 Plan, are subject to clawback as may be permitted or required under the Company’s Incentive Compensation Recoupment Policy or any future clawback or similar policy of the Company. In addition, awards are subject to clawback as may be permitted or required under any applicable law or stock exchange requirement. The Compensation Committee may also impose additional award-specific clawback or forfeiture conditions upon specified events, including certain terminations of service, violations of Company policies, breaches of restrictive covenants or other conduct that is detrimental to the Company.
The foregoing description of the principal features of the 2026 Plan is only a summary and is qualified in its entirety by reference to the full text of the 2026 Plan, which is filed as Exhibit 10.1 and incorporated by reference in this Current Report on Form 8-K.
Item 5.07. Submission of Matters to a Vote of Security Holders.
Also at the Annual Meeting, the proposals listed below were submitted to a vote of the stockholders. The proposals are described in the Company's definitive proxy statement for the Annual Meeting previously filed with the Securities and Exchange Commission. Each of the proposals was approved by the stockholders pursuant to the voting results set forth below.
Proposal 1: To elect 11 directors for a one-year term until their successors have been elected and qualified:

Name:	Shares FOR:	Shares WITHHELD:	Broker NON VOTE:
Sheila Antrum	29,015,820	115,518	1,840,648
Cheryl C. Capps	27,079,373	2,051,965	1,840,648
Michael C. Coyle	29,013,524	117,814	1,840,648
James F. Flanagan	28,943,393	187,945	1,840,648
James F. Hinrichs	28,976,767	154,571	1,840,648
Tyrone Jeffers	26,707,852	2,423,486	1,840,648
Aaron Kapito	28,904,197	227,141	1,840,648
Payman Khales	29,032,985	98,353	1,840,648
M. Craig Maxwell	26,648,355	2,482,983	1,840,648
Filippo Passerini	28,824,946	306,392	1,840,648
Donald J. Spence	26,701,074	2,430,264	1,840,648
Proposal 2: To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of Integer Holdings Corporation for fiscal year 2026:

FOR:	30,439,879
AGAINST:	523,970
ABSTAINED:	8,137
Proposal 3: To approve, on an advisory basis, the compensation of the Company’s named executive officers:

FOR:	28,727,674
AGAINST:	393,504
ABSTAINED:	10,160
Broker NON-VOTE:	1,840,648

Proposal 4: To approve the Integer Holdings Corporation 2026 Omnibus Incentive Plan:

FOR:	27,750,271
AGAINST:	1,378,718
ABSTAINED:	2,349
Broker NON-VOTE:	1,840,648
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description of Exhibit
10.1	Integer Holdings Corporation 2026 Omnibus Incentive Plan (incorporated by reference to Exhibit 99.1 to the Company’s Registration Statement on Form S-8 (File No. 333-296074) filed May 20, 2026)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:	May 22, 2026	INTEGER HOLDINGS CORPORATION

		By:	/s/ Lindsay K. Blackwood
Lindsay K. Blackwood
Senior Vice President, General Counsel and Corporate Secretary